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                                                                    EXHIBIT 99.1



                                [CARAUSTAR LOGO]

FOR IMMEDIATE RELEASE
JANUARY 17, 2003


                                                CONTACT: Ronald J. Domanico
                                                         Chief Financial Officer
                                                         (770) 948-3101


               CARAUSTAR COMMENTS ON PENSION LIABILITY, ANNOUNCES
                COMPLETION OF ITS NORTHWEST CONVERTING OPERATION
             ACQUISITION, ANNOUNCES RESTRUCTURING AND NON-RECURRING
                   CHARGES AND UPDATES FOURTH QUARTER OUTLOOK

ATLANTA, Georgia - Caraustar Industries, Inc. (Nasdaq-NMS Symbol: CSAR) today announced that, as discussed in its third quarter 2002 10Q SEC filing, the company expects to incur an after-tax charge to equity resulting from the recognition of an additional minimum liability in its pension plan. The fourth quarter 2002 charge will be approximately $22 million and has no effect on the company's earnings or its cash position. The underfunded status is primarily due to the poor performance of the equity markets. Pension expense for financial reporting purposes is expected to increase from approximately $4.5 million in 2002 to $9.9 million in 2003, while cash funding is expected to increase from approximately $7.1 million in 2002 to $12.1 million in 2003. The company has also amended its revolving credit facility to avoid a technical default at December 31, 2002 that would have resulted from the reduction in shareholders' equity attributable to the pension charge and expects to be in compliance with its debt covenants in 2003.

The company also announced that it has completed the purchase of the remaining equity of Caraustar Northwest, LLC, located in Tacoma, WA, from its venture partner, Paccess, a Portland, Oregon based general partnership. The Tacoma facility, which manufactures tubes, cores, and edge protectors and performs custom slitting for customers on the West Coast, will become part of the Caraustar Industrial & Consumer Products Group. This operation strongly complements the Northwest paper mill that Caraustar acquired from Smurfit-Stone Container Corporation (SSCC) in September, 2002.

In other consolidation and restructuring decisions, the company announced:

- The Halifax paperboard mill, located in Roanoke Rapids, NC, has been permanently closed. The mill has been idle since mid-2001 due to reduced market demand for uncoated recycled boxboard for the specialty product businesses.


                                     -more-
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Caraustar Industries, Inc.
January 17, 2003
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-        Carolina Converting, Inc. (CCI) in Fayetteville, NC is being consolidated and relocated in recognition of the trend toward offshore sourcing of various specialty products, such as board games and puzzles.

- The Ashland, OH carton facility is being restructured to serve a smaller, more focused carton market.

Associated with these actions, the company will take a fourth quarter after-tax restructuring charge of approximately $7.6 million or $0.27 per share. The restructuring charge is $12.2 million before tax, of which approximately $2.5 million is expected to be paid in cash.

The company had other nonrecurring charges in the fourth quarter of approximately $5.3 million after tax or $0.19 per share due to business interruptions in North Carolina caused by power outages from the December ice storm, postponed high yield debt offering costs, noncapitalized costs associated with the acquisition of the SSCC assets, and one-time employee transition expenses.

Additionally in the fourth quarter, the company completed a comprehensive review of the remaining estimated useful lives of its machinery and equipment. As a result of this review, Caraustar has revised its estimate of the useful lives for machinery and equipment from an average of approximately 10 years to an average of approximately 20 years. The company believes that the change more appropriately reflects the useful lives of the assets and is consistent with the prevailing industry practice. Although there is no cash impact, the gain in net income in the quarter is expected to be approximately $4 million, or $0.14 per share. For 2003, the reduced depreciation charge is expected to increase net income by approximately $19 million, or $0.67 per share.

The company estimates that it will report a net loss for the fourth quarter, including all of the above charges, of approximately ($14 million), or ($0.50) per share. Excluding the restructuring and non-recurring charges, but including the impact of the change in depreciation, the company expects to report a net loss for the fourth quarter of approximately ($1 million), or ($0.04) per share.

Commenting on the expected results and announced restructuring charges for the fourth quarter, Thomas V. Brown, president and chief executive officer of Caraustar, stated, "Cash generation continues to be strong even during the current depressed market conditions. Caraustar completed the $80 million acquisition of certain Smurfit-Stone assets, made interest payments of $36 million, capital improvements of $22 million and retired $7 million of long-term debt. We ended the year with no borrowings on our revolver account and $33 million of cash on our balance sheet.

"The consolidations and restructurings are part of an ongoing effort to rationalize our capacity to meet the continuing decline in US industrial demand and the associated drop in demand for packaging products. On the positive side, despite the third consecutive year of reduced demand for paperboard packaging, Caraustar realized a substantial increase in demand for its mill and converted products. Excluding the new volume associated with the SSCC business additions, mill


                                    - more -

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Caraustar Industries, Inc.
January 17, 2003
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volume for the full year grew 4.5 percent or approximately 40,000 tons overall.
In the fourth quarter, which included the first full quarter of the SSCC acquisition, mill volume increased approximately 34,000 tons (up 15 percent) over the fourth quarter of last year. The integration of the SSCC mills and converting operations into Caraustar is progressing as planned."

Caraustar will be hosting a live Webcast of a conference call today beginning at 11:00 a.m. (EDT). In order to listen to the Webcast of its conference call, participants can log on at http://www.firstcallevents.com/service/ ajwz372538209gf12.html or http://www.caraustar.com and look for the Webcast button/icon on "Our Financials" page of the Caraustar Website.

The company will report its fourth quarter and full-year 2002 financial results on Tuesday, February 4, 2003, and host a conference call at 11:00 a.m. (EST) that will be webcast live.

Caraustar, a recycled packaging company, is one of the largest and most cost-effective manufacturers and converters of recycled paperboard and recycled packaging products in the United States. The company has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled paperboard product markets: tubes, cores and cans; folding carton and custom packaging; gypsum wallboard facing paper; and miscellaneous "other specialty" and converted products.

FORWARD-LOOKING STATEMENTS
This press release contains certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company's expectations, anticipations or beliefs, including statements regarding the expected effect of the pension plan charge, restructuring and non-recurring charges and revised estimate of useful lives on its machinery and equipment discussed above, as well as statements regarding the expected amount of net loss for the fourth quarter of 2002 and expectations regarding the company's ability to comply with debt covenants in 2003. These statements are not statements of historical fact and involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, fluctuations in raw material prices and energy costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, demand for the company's products, the degree of success achieved by the company's new product initiatives, changes in government regulations, the company's ability to complete and successfully integrate the operations of acquired businesses (including specifically, the SSCC acquisition) and the company's ability to service its substantial indebtedness. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company's registration statements and reports filed with the Securities and Exchange Commission, which are available from the company. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the Web Site of the Securities and Exchange Commission (http://www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

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